UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA		98164
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000

Registrant’s facsimile number, including area code: (206) 701-2500

None

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 28, 2011, we entered into an amendment to our agreement covering Phase III of the Defense Advanced Research Projects Agency’s (“DARPA”) High Productivity Computing Systems (“HPCS”) program. This amendment divides Milestone 10 into two separate milestones, reduces the number of cabinets Cray will need to provide for the HPCS demonstration system, revises the HPCS demonstration system’s requirements, revises the program completion date, establishes new estimated payment dates, decreases Cray’s cumulative financial contribution share for Phase III and decreases the amount of DARPA’s financial commitment for Phase III by $10 million. The decrease in DARPA’s financial commitment for Phase III is offset by a decrease in Cray’s DARPA-specific deliverables and therefore a corresponding decrease in Cray’s research and development costs related to Phase III of the HPCS program. Because of this, Cray expects the net impact to Cray’s expected financial results to be roughly neutral.

Also on October 28, 2011, we were notified by DARPA that we had completed Milestone 9B under our DARPA Phase III HPCS program agreement. The milestone was for $12,000,000 and, based on our level of spending for DARPA-related work, we expect that a majority, if not all, of the milestone amount will be credited against our research and development expenses in the fourth quarter of 2011 as part of this co-funding arrangement.

The remaining milestones and associated payments from DARPA are currently targeted as follows:

Year	Milestone	Government Share Contribution
2012	9C	$12,000,000
2012	10A	$3,000,000
2012	10B	$7,000,000

Although the above table reflects the currently-targeted approximate timing for each milestone, the actual timing for any milestone and the payment by DARPA of the related government share contribution may vary materially.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to them. In some cases you can identify forward-looking statements by terms such as “may,” “will,” “estimate,” and “targeted,” and similar expressions intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, and examples of forward-looking statements include, without limitation, any statements of the plans, strategies and objectives for future operations related to the DARPA HPCS program; any statements concerning proposed or prototype products, technologies, systems or services; any statements regarding future research and development or co-funding for such efforts and the anticipated timing for achievement and payment of milestones related thereto; any statements related to our ability to credit a majority, if not all, of the milestone 9B amount against our research and development expenses in the fourth quarter of 2011; any statements related to our expectation that the net impact to Cray’s expected financial results as a result of the decrease in DARPA’s financial commitment for Phase III will be roughly neutral; and any statements of belief and any statement of assumptions underlying any of the foregoing. These forward-looking statements are subject to the safe harbor created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, among others, unforeseen delays in the completion of or payments for identified development milestones; subsequent Congressional and federal inter-agency action, and changes in governmental budgetary guidelines and priorities; the risk that our estimate of the future costs to complete work under the DARPA contract increases materially and causes us to not be able to credit the expected portion, or any, of the milestone amount against fourth quarter of 2011 expenses; the risk that the reduction in operating expenses as a result of the decrease in DARPA’s financial commitment for Phase III is ultimately less than expected; as well as the risks described in the “Risk Factors” section of our most recent quarterly report on Form 10-Q and other sections of such report and our other filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this report. You should read this report completely and with the understanding that our actual future results may be materially different from what we expect. We assume no obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 1, 2011

Cray Inc.

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino Vice President Administration and General Counsel